Exhibit 10.24(a)
DEFERRED DELIVERY AGREEMENT
     This DEFERRED DELIVERY AGREEMENT (this “Agreement”), by and between ___(“Executive”) and North Fork Bancorporation, Inc., a Delaware corporation (the “Company”), is entered into on ___.
     WHEREAS, pursuant to a Notice of Deferred Delivery Exercise of Options, dated ___(the “Notice of Exercise”), Executive notified the Company that he intended to exercise certain compensatory stock options to acquire shares of the common stock, par value $.01 per share, of the Company (“Common Stock”) at a future exercise date specified in the Notice of Exercise, which is the date hereof, by his surrender to the Company on such date of shares of Common Stock previously owned by him, on the condition that the net new shares deliverable to him by the Company upon such exercise would not be delivered on the exercise date but rather at a later date also specified by him in the Notice of Exercise; and
     WHEREAS, the particular stock options that Executive elected to exercise, as well as the number of shares of Common Stock subject to such exercise and the exercise price thereof (respectively, the “Options,” the “Exercise Shares,” and the “Exercise Price”), were set forth in Exhibit A to the Notice of Exercise (and also are set forth on Exhibit 1 hereto), and the ultimate delivery date for deferred delivery by the Company of the net new shares was set forth in Exhibit C to the Notice of Exercise; and
     WHEREAS, this method of option exercise, sometimes referred to as a “deferred delivery exercise,” is permitted under the compensatory stock plans of the Company under which the Options were granted to Executive (the “Plans”), provided the agreements relating to such Options (the “Option Agreements”) specifically authorize such method of exercise and subject to the terms and conditions imposed upon such exercises from time to time by the Stock and Compensation Committee of the Board of Directors of the Company (the “Committee”), which serves as the administrator of the Plans; and
     WHEREAS, the Option Agreements between the Company and Executive relating to the Options authorized the deferred delivery exercise thereof by Executive, and the Notice of Exercise delivered by Executive complied with the terms and conditions established by the Committee for such exercise; and
     WHEREAS, all terms and conditions for the deferred delivery exercise of the Options established in the Notice of Exercise having been met, Executive this date is exercising the Options by his surrender to the Company of shares of Common Stock previously owned by him in payment of the aggregate Exercise Price of the Exercise Shares, in return for the agreement by the Company to deliver to him at a later date the net new shares receivable by him upon such exercise, all as provided further herein; and
     WHEREAS, Executive and the Company wish to set forth certain other matters in connection with such exercise and deferred delivery;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, the parties hereto agree as follows:
     1. Defined Terms. The following capitalized terms as used in this Agreement shall have the meanings provided below for each:
     (a) “Accelerated Delivery Date” means the date of any accelerated delivery of Net Shares under Section 3(b).
     (b) “Additional Withholding Shares” means that number of Net Shares otherwise deliverable to Executive on the Delivery Date that the Company then withholds under Section 3(c).

     (c) “Affiliate” means any entity that is within a group of entities that includes the Company, if such group of entities constitutes (I) a controlled group of corporations, as defined in Section 1563(a) of the Code, (II) a group of trades or businesses (whether or not incorporated) under common control, as defined in Section 414(c) of the Code and the regulations issued thereunder, or (III) members of an affiliated service group within the meaning of Section 414(m) of the Code.
     (d) “Agreement” means this Deferred Delivery Agreement.
     (e) “Approved Early Retirement” means the “early retirement” of Executive as an Employee under the early retirement provisions of the Retirement Plan as in effect from time to time, with the prior approval of the Board or the Committee, which prior approval of early retirement under this definition may be withheld for any reason or no reason (other than unlawful discrimination) and shall be required in order for such early retirement to constitute the Approved Early Retirement of Executive hereunder, even if such prior approval is not required for early retirement under the Retirement Plan generally.
     (f) “Board” means the Board of Directors of the Company.
     (g) “Code” means the Internal Revenue Code of 1986, as amended. All references in this Agreement to provisions of the Code shall also include any successor provisions of federal income tax law for the provisions referenced.
     (h) “Committee” means the Stock and Compensation Committee of the Board, or its successor as administrator of the Plans.
     (i) “Common Stock” means the common stock, par value $.01 per share, of the Company.
     (j) “Company” means North Fork Bancorporation, Inc.

     (k) “Current Market Value,” as of any day, means the last sale price for the Common Stock on the stock exchange or automated quotation system on which the Common Stock is then listed, for the last trading day preceding such day, as reported in The Wall Street Journal.
     (l) “Deferral Account” means the separate account maintained by the Company during the Deferral Period for Executive and for any Transferee in accordance with Section 4.
     (m) “Deferral Period” means the period of time from the date of this Agreement until the Delivery Date of the last Net Shares to be delivered hereunder.
     (n) “Delivery Date,” with respect to any Net Shares, means the date as of which such shares are to be delivered hereunder by the Company to Executive or any Transferee, whether such date is the Normal Delivery Date or an Accelerated Delivery Date.
     (o) “Delivery Right” means the right to receive any of the Net Shares deliverable hereunder.
     (p) “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.
     (q) “Dividend Equivalent Payment” means that cash amount that is payable to Executive during the Deferral Period as a result of and coincident with each and every payment by the Company of a cash dividend on shares of Common Stock during such period, as provided under Section 5.
     (r) “Employee” means any full- or part-time employee of the Company or its Affiliates who is eligible to participate, or with the passage of time will be eligible to participate, in the Retirement Plan.
     (s) “Exercise Price” means the exercise price per share of Common Stock under an Option. The Exercise Price of each of the Options is set forth on Exhibit 1 hereto.

     (t) “Exercise Shares” means the number of shares of Common Stock as to which an Option is being exercised this date. The Exercise Shares for each of the Options is set forth on Exhibit 1 hereto.
     (u) “Family Member” of an individual means that individual’s parents, spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.
     (v) “Financial Hardship” of Executive means any situation in which Executive is in need of significant funds for reasons that were not fully anticipated by him, including without limitation (I) uninsured medical expenses of Executive or any of his Family Members, (II) uninsured casualty losses suffered by Executive or any of his Family Members, or (III) other financial difficulties of Executive or any of his Family Members of a sudden and serious nature.
     (w) “Net Shares” means those Exercise Shares that are deliverable on a deferred basis under this Agreement, equal to the total number of Exercise Shares minus (I) the number of Replacement Shares and (II) the number of Withholding Shares. The aggregate number of Net Shares is identified on Exhibit 1 hereto.
     (x) “Normal Delivery Date” means the first to occur of the following:
(I)	the date of death of Executive;

(II)	the date of Disability of Executive;

(III)	a Pre-Sale Date;

(IV)	the first business day after the Retirement of Executive; or

(V)	the first business day after the Approved Early Retirement of Executive;

provided, however, if the Committee, in connection with the pending Retirement or Approved Early Retirement of Executive, makes a Section 162(m) Non-Deductibility Determination regarding some or all of the Net Shares otherwise then deliverable, the Normal Delivery Date for such shares as determined under subsection (IV) or subsection (V) above shall not be the first business day following the Retirement or Approved Early Retirement of Executive but rather shall be February 15 of the first calendar year that is (A) after the calendar year in which the Retirement or Approved Early Retirement of Executive occurs, and (B) a calendar year in which the delivery of such Net Shares does not give rise to a Section 162(m) Non-Deductibility Determination.
     (y) “Notice of Exercise” means that certain notice, dated ___, given by Executive to the Company, relating to the deferred delivery exercise of the Options, effected this date.
     (z) “Option Agreements” means those certain agreements by and between Executive and the Company relating to the Options.
     (aa) “Option” means one of those certain nonqualified stock options of the Company that Executive is exercising this date, in whole or in part, in a “deferred delivery exercise” pursuant to the Notice of Exercise. The Options are listed individually on Exhibit 1 hereto.
     (bb) “Payment Shares” means those shares of Common Stock that Executive is surrendering this date to the Company, by way of a constructive surrender, in payment of the aggregate Exercise Price of the total number of Exercise Shares. The number of Payment Shares is set forth on Exhibit 1 hereto.
     (cc) “Plans” means the compensatory stock plans of the Company under which the Options were granted to Executive.
     (dd) “Pre-Sale Date” means the tenth (10th) business day preceding the date on which a Sale of the Company is to be consummated (the “Sale Date”), if on such tenth (10th) business day (I) all corporate, regulatory and other prior approvals required for the consummation of such Sale of the Company have been received or, in the estimation of the Company, are reasonably certain to be received, and (II) in the estimation of the Company, the Sale of the Company is reasonably certain to be consummated on the Sale Date; provided, that, if both of the foregoing conditions (I) and (II) to such a Sale of the Company are not met on the tenth (10th) business day prior to the Sale Date, “Pre-Sale Date” shall mean the earliest subsequent day prior to the Sale Date on which both of these conditions are met.
     (ee) “Replacement Shares” means those Exercise Shares that are being constructively delivered by the Company to Executive as of the date hereof pursuant to Executive’s exercise of the Options. The number of Replacement Shares is equal to the number of Payment Shares, as identified on Exhibit 1 hereto.
     (ff) “Required Taxes” means the minimum amount of any taxes, fees or amounts that the Company may become obligated to pay, under law and under this Agreement or any other agreement or arrangement, to any taxing or other governmental authority, federal, state or local, on behalf of Executive as a result of any actions taken that are the subject matter of this Agreement, including without limitation, the exercise of the Options by Executive, the delivery of shares of Common Stock on or after such exercise to Executive or any other persons, including Transferees, or the payment of any Dividend Equivalent Payments to Executive.
     (gg) “Retirement” means (I) the retirement of Executive as an Employee on or after Executive’s having attained that age established as the normal retirement age under the Retirement Plan then in effect, or (II) if Executive shall have retired as an Employee prior to attaining normal retirement age under the Retirement Plan and such early retirement did not qualify as an Approved Early Retirement hereunder, Executive’s subsequently attaining normal retirement age under the Retirement Plan.

     (hh) “Retirement Plan” means the Company’s retirement plan qualified under Section 401 of the Code as in effect on the date hereof or any successor plan qualified under Section 401 as in effect from time to time; provided, that, in the event that any such plan is terminated and there is no successor qualified plan in effect, “Retirement Plan” shall mean another retirement benefit plan of the Company as designated by the Committee.
     (ii)   “Sale of the Company” means
     (I) any consolidation, merger or stock-for-stock-exchange involving the Company or the securities of the Company in which the holders of voting securities of the Company immediately prior to the consummation of such transaction will own, as a group, immediately after such consummation
     (A) if the transaction does not affect the outstanding voting securities of the Company immediately prior thereto, voting securities of the Company having less than fifty percent (50%) of the Voting Power of the Company, or
     (B) if the transaction does affect the outstanding voting securities of the Company immediately prior thereto, by virtue of the exchange or conversion of such securities into some other consideration or the issuance of additional securities with respect to such securities, voting securities of the Surviving Corporation, if any, having less than fifty percent (50%) of the Voting Power of the Surviving Corporation,
excluding, in the case of subsection (I)(B), above, any securities of the Surviving Corporation owned by any members of such group prior to such transaction and, in the case of subsections (I)(A) and (I)(B), above, any securities to be received in such transaction by any members of such group which represent disproportionate percentage increases in their share holdings vis-a-vis the other members of such group; or

     (II) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), of all, or substantially all, of the assets of the Company to an entity or entities which are not Affiliates of the Company prior to such transaction or series of transactions.
     (jj) “Section 7 Delivery” means any delivery of Net Shares to Executive or any Transferee that meets the conditions specified in any of subsections (a), (b) or (c) of Section 7.
     (kk) “Section 162(m) Non-Deductibility Determination,” for all purposes under this Agreement, means a determination by the Board or the Committee, in the exercise of its reasonable judgment, that delivery to Executive or any Transferee of Net Shares as of any day will result in recognition by the Company of some amount of compensation expense and that some or all of such expense likely will be non-deductible to the Company for federal income tax purposes for the taxable year of the Company in which such day falls, as a result of Section 162(m) of the Code.
     (ll) “Surviving Corporation,” for purposes of the definition of Sale of the Company in this Agreement, means the corporation or other entity that issues securities and/or other consideration to the holders of voting securities of the Company in any transaction described in subsection (I)(B) of such definition, or, if such issuing corporation or entity is controlled directly or indirectly by another corporation or entity, the ultimate controlling corporation or entity of such issuing corporation or entity.
     (mm) “Tax Event” means any event relating directly or indirectly to Executive’s Delivery Rights under this Agreement or deferred delivery exercise of the Options, including without limitation a ruling or decision on any case or matter by a court of competent jurisdiction, a release or statement by any taxing or governmental authority such as the Internal Revenue Service, or an action taken by Executive or any Transferee relating to any Net Shares, as a result of which event some or all of the Net Shares deliverable to Executive and/or any Transferee(s) under this Agreement likely would be deemed to have been constructively received by Executive and/or such Transferee(s) for purposes of federal or state income tax law, such that Executive likely would be subject to taxation on such shares.
     (nn) “Transferee” means any person, other than Executive, to whom the Delivery Right for any of the Net Shares shall have been transferred pursuant to Section 9(b).
     (oo) “Voting Power” of a corporation or entity at a given time, for purposes of the definition of Sale of the Company in this Agreement, means the total number of votes entitled to be cast generally in an election of directors of such corporation or entity at such time by all holders of outstanding equity securities of such corporation or entity.
     (pp) “Withholding Shares” means those Exercise Shares, if any, otherwise deliverable to Executive upon exercise of the Options this date that are being withheld by the Company, pursuant to Section 2(c), in payment of any Required Taxes now required to be paid by the Company as a result of such exercise. The number of Withholding Shares is set forth on Exhibit 1 hereto.
      2. Exercise of Options.
     (a) Surrender of Payment Shares. Executive this date has surrendered to the Company, in payment of the aggregate Exercise Price of the Exercise Shares as to which the Options this date are being exercised, a certain number of shares of Common Stock owned by Executive (the “Payment Shares”). In lieu of physically surrendering to the Company one or more stock certificates evidencing the Payment Shares, Executive has delivered to the Company an affidavit of ownership with respect thereto, and the Payment Shares, although not physically surrendered by Executive, have been constructively surrendered by Executive this date in full payment of the aggregate Exercise Price. The Payment Shares have been deemed acceptable by the Committee based, in part, on Executive’s representation that the Payment Shares meet those reasonable requirements established by the Company for such shares, in light of current accounting standards regarding those shares that may qualify as previously owned, “mature” shares for purposes of stock-for-stock exercises of stock options. The Payment Shares have been valued for purposes of payment under this Section 2(a) at the Current Market Value of the Common Stock. The number of Payment Shares is set forth on Exhibit 1 hereto.
     (b) Issuance of Replacement Shares. In connection with Executive’s exercise of the Options, the Company this date is issuing to Executive the Replacement Shares. Because Executive has not physically surrendered but has merely constructively surrendered the Payment Shares, the Company also is not physically delivering but is merely constructively delivering the Replacement Shares. The number of Replacement Shares is equal to the number of Payment Shares. Effective this date, the Replacement Shares are evidenced by the stock certificates formerly evidencing the Payment Shares.
     (c) Withholding Shares. The Company is hereby deducting this date from the remaining number of Exercise Shares as to which the Options are being exercised, after deduction therefrom of the number of Replacement Shares, a number of shares of Common Stock (the “Withholding Shares”) having a Current Market Value equal to the Required Taxes, if any, now required to be paid by the Company to any taxing or other governmental authority, federal, state or local, including any FICA taxes, as a result of the exercise of the Options this date by Executive. The Company will pay, on a timely basis, all such Required Taxes. The number of Withholding Shares is set forth on Exhibit 1 hereto.
     (d) Net Shares. In accordance with the terms and conditions of the Notice of Exercise, the Plans, the Option Agreements and the Company’s policies regarding deferred delivery exercises, and subject to the other provisions of this Agreement, the parties hereto agree that the remaining Exercise Shares, after deducting from the total number of Exercise Shares the number of Replacement Shares and the number of Withholding Shares (such remaining Exercise Shares, the “Net Shares”), will not be delivered or constructively delivered by the Company to Executive or any other person this date, but will only be delivered to Executive, any Transferee(s) subsequently identified by Executive under Section 9(b), or the beneficiaries or heirs of Executive at the later Delivery Date(s) for such Net Shares specified in this Agreement, pursuant to the terms of this Agreement and subject to any required deduction therefrom of Additional Withholding Shares at the time of deferred delivery as provided under Section 3(c). The number of Net Shares is set forth on Exhibit 1 hereto. Although delivery of the Net Shares is being deferred, all right to receive the Net Shares on the Delivery Date (collectively, the “Delivery Rights”) are fully vested in Executive as of the date hereof, and the consideration rendered by Executive for the Delivery Rights and for the Net Shares to which such rights relate consists exclusively of services performed by Executive prior to the date hereof.
     3. Deferred Delivery.
     (a) Normal Deferral. Subject to the provisions of this Agreement, the Company will deliver to Executive and/or any Transferee(s), as appropriate, the Net Shares less any Additional Withholding Shares on the Normal Delivery Date, except to the extent that any or all of such shares may become deliverable by the Company prior to such date pursuant to the accelerated delivery provisions of Section 3(b). The transfer by Executive to one or more Transferees of Delivery Rights for some or all of the Net Shares under Section 9(b) will not, in and of itself, result in any change in the Normal Delivery Date or the formulas by which such date is determined.
     (b) Acceleration of Deferred Delivery. Notwithstanding any other provision of this Agreement to the contrary, the delivery of some or all of the Net Shares deliverable to Executive and/or any Transferee(s) hereunder may be accelerated to a date or dates earlier than the Normal Delivery Date (any such date, an “Accelerated Delivery Date”) in accordance with and subject to the following subsections of this Section 3(b):
     (I) Best Interests of the Company. If (A) the Company has reached an agreement, including an agreement in principle, with respect to a Sale of the Company and such Sale of the Company has not subsequently been terminated or abandoned, and (B) the Committee determines, in its sole discretion, that the best interests of the Company and its shareholders would be served by delivery of some or all of the Net Shares on a date prior to the Pre-Sale Date or other Normal Delivery Date, the Committee may, in its sole discretion, at any time after making such determination and with or without the request or consent of Executive, elect to accelerate delivery of some or all of such Net Shares, whether such are deliverable to Executive or to any one or more Transferees, to a date of the Committee’s choosing that is prior to the Pre-Sale Date or other Normal Delivery Date. Any determination by the Committee to accelerate delivery under this subsection (I) shall be final and binding upon Executive and any affected Transferee(s) and, if the Committee so elects, may be made subject to the satisfaction of one or more conditions as specified by the Committee. Any determination by the Committee under this subsection (I) that acceleration of delivery of any Net Shares would be in the best interests of the Company and its shareholders shall not include any consideration of or be based in any way upon Executive’s preference for such acceleration or the fact that such acceleration is likely to be of direct benefit to Executive. The Committee shall give Executive and any affected Transferee(s) notice of any determination to accelerate delivery under this subsection (I) at least ten (10) days prior to the date to which delivery is accelerated pursuant to such determination.
     (II) Financial Hardship. In the event that Executive suffers Financial Hardship during the Deferral Period, the Committee, upon receipt of a written request from Executive for acceleration of delivery of some or all of the Net Shares, may elect in its sole discretion to accelerate the delivery of any or all of such shares to a date of the Committee’s choosing that is prior to the Normal Delivery Date, if in its judgment the Financial Hardship suffered by Executive so warrants. The written request for acceleration submitted by Executive shall contain reasonable detail regarding the nature and circumstances of the Executive’s Financial Hardship, including a representation by Executive that he has no other reasonably available sources of funds to defray the Financial Hardship. In its evaluation of any such request, the Committee shall consider any material effect on the Company of the requested acceleration, including the adverse impact of any Section 162(m) Non-Deductibility Determination regarding such accelerated delivery. If and as appropriate, the Committee shall establish uniform rules and procedures for dealing with requests for accelerated delivery based upon Financial Hardship. Requests for acceleration under this subsection (II) may be submitted only by Executive and not by any Transferee(s), although the Financial Hardship serving as the basis for such a request may involve or include circumstances relating to one or more Transferee(s) who are Family Members of Executive and the Net Shares as to which accelerated delivery is sought and approved may include shares deliverable to such Transferee(s).
     (III) Adverse Tax Event. If the Committee determines, in its sole discretion upon the advice of tax counsel, that a Tax Event has occurred, the Committee shall accelerate to the earliest practicable date the delivery of all Net Shares deliverable under this Agreement and not previously delivered that are affected by such Tax Event, with or without the request or consent of Executive or any Transferee(s) to whom such shares are deliverable. If the Committee accelerates delivery under this subsection (III), it shall simultaneously accelerate the delivery of any other shares of Common Stock the delivery of which is being deferred under circumstances and pursuant to arrangements substantially similar to the circumstances and arrangements underlying the deferred delivery of the Net Shares under this Agreement, unless the Committee shall have reasonably determined that the persons to whom such other shares are deliverable or who are taxable with respect to such delivery would be less likely than Executive to be deemed to have constructively received such shares for purposes of federal or state income tax law and thus less likely to be subject to taxation thereon. The Committee shall give Executive and any affected Transferee(s) notice of any determination to accelerate delivery under this subsection (III) at least ten (10) days prior to the date to which delivery is accelerated pursuant to such determination.

As a condition to its approval of any accelerated delivery of Net Shares to one or more Transferee(s) under this Section 3(b), the Committee may require simultaneous, accelerated delivery of a number of Net Shares to Executive, even if the accelerated delivery of such shares to Executive would not otherwise have been approved by the Committee hereunder, so as to permit the Company to utilize such shares otherwise deliverable to Executive on an accelerated basis as Additional Withholding Shares, as necessary, for the payment of Required Taxes.
     (c) Additional Withholding Shares. Upon delivery of Net Shares to any person on any Delivery Date, whether on the Normal Delivery Date under Section 3(a) or on an Accelerated Delivery Date under Section 3(b), the Company will withhold from the number of shares otherwise deliverable to Executive on such Delivery Date a number of shares (the “Additional Withholding Shares”) having a Current Market Value on such date equal to the amount of any Required Taxes then payable by the Company on behalf of Executive as a result of such delivery, provided, however, that no Net Shares shall be withheld from delivery to Executive in connection with any delivery of Net Shares that qualifies as a Section 7 Delivery, as defined under Section 7. Any Additional Withholding Shares required to be withheld under this Section 3(c) as a result of delivery of Net Shares on a Delivery Date to any person, including to persons in addition to Executive, will be withheld from the number of Net Shares otherwise then deliverable to Executive. If for any reason the number of Additional Withholding Shares required to be withheld under this Section 3(c) in connection with any delivery exceeds the number of Net Shares otherwise then deliverable to Executive, the Company shall have no obligation to deliver any Net Shares to any person at such time, including to any Transferee(s), unless and until Executive makes or consents to appropriate arrangements pursuant to which the Company is enabled to pay all Required Taxes at such time out of Net Shares and/or other funds otherwise then deliverable by the Company to Executive plus any other funds or assets then furnished to the Company by Executive for such purpose.

     (d) Payment of Required Taxes. In connection with any delivery of Net Shares, the Company will make all payments of Required Taxes on a timely basis.
     (e) Fully Paid and Nonassessable Shares; Source; Registered Owners. Net Shares, when delivered, will be legally and validly issued, fully paid and nonassessable shares. Such shares may be issued from authorized but unissued shares of Common Stock or from the treasury of the Company. Such shares will be issued in the name of Executive or the Transferee(s) or other persons entitled to receive such shares, as appropriate, except to the extent that Executive or any such other person may otherwise direct the Company, in writing, prior to issuance.
     4. Deferral Account.
     The Company will maintain a separate Deferral Account for Executive, and, if and as appropriate, for each Transferee. The Deferral Account will include the number of Net Shares remaining to be delivered to the account holder under this Agreement, and may include any shares of Common Stock as to which delivery to the account holder has been deferred under any other similar arrangement between the Company and Executive for deferred delivery of option shares. The account holder will receive periodic statements from the Company for the Deferral Account, identifying as of the statement date the number of Net Shares remaining to be delivered, the Current Market Value of such shares, and such other information as the Company deems necessary or relevant for purposes of the holder’s tax and financial records and filings. Account statements also may reference any Dividend Equivalent Payments that the account holder has received from the Company under Section 5 during the time period covered by the statement.
     5. Dividend Equivalent Payments.
     (a) Obligation to Pay Dividend Equivalent Payments. During the Deferral Period, the Company will pay to Executive, concurrently with the payment of each cash dividend declared and paid on the Common Stock during such period, a Dividend Equivalent Payment, as defined in the following sentence, subject to the conditions and restrictions set forth in this Agreement. A “Dividend Equivalent Payment” is a payment in cash of an amount equal to (I) the amount per share of the cash dividend then being paid by the Company on the Common Stock, multiplied by (II) the number of Net Shares remaining to be delivered under the Agreement, to Executive and/or any Transferee(s), on the date as of which the Dividend Equivalent Payment is payable. Each such Dividend Equivalent Payment shall be payable as of the payment date of the concurrent cash dividend or as soon as practicable thereafter, but in no event more than ten (10) days after such payment date. Dividend Equivalent Payments shall be payable by Company check made payable to Executive and shall constitute compensatory bonus payments to Executive for services previously rendered by Executive.
     (b) Right to Payments Separate from Delivery Rights. The right to receive Dividend Equivalent Payments under this Agreement is separate from and unrelated to possession of Delivery Rights, such that transfer by Executive of the Delivery Rights with respect to any Net Shares to any Transferee(s) shall not result in the simultaneous transfer by Executive of rights to receive Dividend Equivalent Payments. Any Required Taxes, including withholding taxes, required to be paid by the Company as a result of the payment of Dividend Equivalent Payments shall be satisfied by the withholding of appropriate amounts from such payments or other compensatory payments then due to Executive but not by the withholding of any Net Shares that may otherwise then be deliverable to Executive.
     (c) No Right to Payments As a Result of Non-Cash Distributions. Subject to Section 8 relating to adjustments, in the event the Company distributes to holders of shares of Common Stock, as a dividend or distribution with respect to such shares, assets other than cash, Executive shall not thereby become entitled to receive from the Company any Dividend Equivalent Payment or other payment or distribution, as compensation or otherwise.

     (d) No Effect on Other Compensation. The receipt by Executive of Dividend Equivalent Payments shall not necessarily result in a diminution of or delay in any other compensatory payments receivable by Executive from the Company or its Affiliates under any other salary, bonus or benefit plan, arrangement or agreement then applicable to Executive.
     (e) No Transfer. Executive may not transfer to any person the right of Executive to receive Dividend Equivalent Payments hereunder. Transfers of Delivery Rights with respect to Net Shares will not result in the transfer to the Transferees or any other persons of the right to receive Dividend Equivalent Payments with respect to such Net Shares, which latter rights will remain with Executive.
     6. No Ownership of Shares until Delivery.
     Until the Delivery Date for any Net Shares, the Company shall not issue or deliver, or be deemed to have issued or delivered, such Net Shares, and neither Executive nor any Transferee shall be treated or have any right to be treated as the owner, beneficially or otherwise, of such Net Shares. Specifically, and without limitation, until the delivery of Net Shares, neither Executive nor any Transferee shall have any of the following rights with respect thereto: (a) the right to receive dividends or other distributions declared on or with respect to shares of Common Stock as of a record date that is prior to the Delivery Date, (b) the right to exercise any voting rights with respect to shares of Common Stock, if the record date for the exercise of such voting rights is before the Delivery Date, (c) the right to use any Net Shares for purposes of exercising any stock option through a stock-for-stock exchange, including through any constructive surrender of such Net Shares in payment of the exercise price of such options, or (d) any other rights inuring to persons who own, of record or beneficially, shares of Common Stock as of a date prior to the Delivery Date.

     7. Tax Payments by Company On Certain Deliveries.
     In the event that a delivery of Net Shares to Executive or any Transferee qualifies as a Section 7 Delivery, as defined below, the Company will pay out of its own funds, in addition to all withholding and other taxes payable by it as a matter of law as a result of such delivery, any and all federal, state or local taxes for which Executive becomes liable upon or as a result of such delivery, including any taxes for which Executive is or becomes liable as a result of amounts received under this Agreement or any other agreement, contract, plan or arrangement which would not have been payable absent such delivery. The Company shall not offset or deduct any amount of any such payment from any salary, bonus or other payment then or thereafter payable by the Company to Executive. Taxes payable hereunder on behalf of Executive shall include, without limitation, all income and excise taxes, including excise taxes under Section 4999(a) of the Code, and income and excise taxes payable as a result of the payment of taxes under this Section 7. A “Section 7 Delivery” is any delivery of Net Shares that occurs (a) after the Company has reached an agreement, including an agreement in principle, with respect to a Sale of the Company, provided such Sale of the Company has not been terminated or abandoned prior to such delivery, or (b) as a result of the death of Executive, or (c) as a result of the Disability of Executive.
     8. Adjustments.
     In the event of any change in the outstanding shares of Common Stock during the Deferral Period, by reason of any stock dividend or stock split, recapitalization, merger, sale, consolidation, spin-off, reorganization, combination, delivery or issuance of stock rights or warrants, exchange of shares, or other similar corporate change, or any other event for which the Committee believes an adjustment is appropriate, an appropriate adjustment will be made by the Committee to the number and/or type of securities deliverable hereunder, consistent with equitable considerations, such adjustment to be effective simultaneously with the change in the outstanding shares of Common Stock; provided, however, that if the Company shall issue shares of Common Stock or other securities for consideration, no such adjustment shall be made. No such adjustment may materially reduce the value of benefits available to Executive or any Transferee prior to such change.
     9. Restrictions on Transfer of Delivery Rights; Transferability of Delivered Shares; Beneficiary Designations.
     (a) General Restriction on Transfer of Delivery Rights. Except as provided in Sections 9(b) and 9(c) below, or as otherwise may be permitted by the Committee, Executive may not, prior to the Delivery Date for any Net Shares, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, the Delivery Rights for such Net Shares. Executive agrees to require any Transferee to whom Delivery Rights for Net Shares are transferred under Section 9(b) to agree, as a condition to such transfer, not to further sell, assign, transfer, pledge, hypothecate or otherwise dispose of the transferred Delivery Rights, except for any designation by the Transferee of beneficiaries entitled to receive such transferred Delivery Rights upon the death of Transferee as the Committee may permit.
     (b) Limited Transferability of Delivery Rights. At any time and from time to time during the Deferral Period, Executive may irrevocably transfer the Delivery Rights of Executive for some or all of the Net Shares, for no consideration, to or for the benefit of one or more Family Members of Executive, including, without limitation, to a trust exclusively for the benefit of one or more Family Members or to a partnership consisting exclusively of Family Members. In the event of any such transfer of Delivery Rights for Net Shares, the transferee (“Transferee”) shall receive and possess all right under this Agreement to take delivery of such Net Shares on the Delivery Date therefor, and shall be subject to the terms and conditions set forth herein relating to such delivery, including, without limitation, the terms and conditions governing the determination of the Delivery Date therefor, provided, however, that any such Transferee shall not, by virtue of such transfer, pay or become obligated to pay any taxes required to be paid by Executive as a result of the delivery to Transferee of any Net Shares on the Delivery Date, or pay or reimburse or become obligated to pay or reimburse the Company for any Required Taxes paid or payable by it on behalf of Executive as a result of such delivery. As a condition to any permitted transfer of Delivery Rights under this Section 9(b), the Transferee shall execute an agreement with the Company relating to the transferred Delivery Rights in a form acceptable to the Company. The Committee may specify from time to time other procedures applicable to any such permitted transfer of Delivery Rights by Executive to or for the benefit of Family Members, as well as such limitations relating thereto as may be practical or necessary to protect the Company’s interests, including but not limited to (I) limitations establishing a minimum or maximum number of Net Shares subject to any such transfer of Delivery Rights and the maximum number of such transfers per year, and (II) a requirement that in connection with any such transfer, Executive must retain Delivery Rights for an appropriate number of Net Shares for the purpose of permitting the Company to utilize such shares as Additional Withholding Shares to pay Required Taxes, as necessary, upon delivery of Net Shares to the Transferee.
     (c) Delivery of Shares Upon Death of Executive; Designation of Beneficiaries. If upon the death of Executive any of the Net Shares subject hereto are deliverable to Executive (as opposed to being deliverable to any previously designated Transferee or Transferees), such shares will be deliverable as follows: (I) in accordance with any effective beneficiary designation by Executive as provided in the following sentence of this Section 9(c), and (II) if there is no such effective beneficiary designation as of the date of death, then in accordance with any last will and testament of Executive that is admitted to probate in a court of competent jurisdiction following Executive’s death, and (III) if there is no such effective beneficiary designation as of the date of death and no such last will and testament is therafter admitted to probate, then in accordance with any laws of descent and distribution governing the estate of Executive. Executive may specifically designate in the space provided at the end of this Agreement or upon designation of beneficiary forms supplied by and returned to the Company, a person or persons to receive, in the event of the death of Executive, any Net Shares then deliverable to Executive under this Agreement. Executive may revoke any such beneficiary designation by a later-dated instrument in writing delivered to the Company prior to Executive’s death, which may, but need not, designate one or more new beneficiaries to receive such Net Shares. Only the last unrevoked beneficiary designation shall be an effective beneficiary designation for purposes of this Section 9(c). In lieu of such designation, Executive may designate in a last will and testament one or more persons as beneficiaries to receive any Net Shares deliverable to Executive upon the death of Executive.
     (d) Transferability of Delivered Shares. Net Shares delivered to any person under this Agreement shall not be subject to any further restrictions on transfer arising under this Agreement, and such shares shall be subject only to those restrictions on transfer, if any, as may arise under applicable law, including securities laws, or any other agreement then binding upon the recipient.
     10. No Claim on Specific Company Assets.
     Neither Executive nor any Transferee shall be deemed to have, by virtue of possession of Delivery Rights with respect to any Net Shares, any claim on any specific assets of the Company such that Executive would be subject to income taxation on any of the Net Shares prior to their delivery. The right of Executive or any Transferee to delivery of any Net Shares hereunder shall be those of an unsecured general creditor of the Company.
     11. Effect on Employment.
     Neither this Agreement nor any rights conferred hereunder shall, in and of themselves, confer upon Executive any right to continue in the employment of the Company or its Affiliates or to continue to perform services therefor and shall not in any way interfere with any right of the Company or its Affiliates to terminate the services of Executive as an employee or officer at any time.

     12. Severability.
     If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included.
     13. Address for Delivery.
     The Company shall deliver all Net Shares deliverable to Executive and all required documentation relating thereto, including periodic account statements for the Deferral Account of Executive during the Deferral Period, and all Dividend Equivalent Payments and information relating thereto, to the address of Executive listed adjacent to his signature below. Executive shall notify the Company of any change in this address. Executive also shall notify the Company of the mailing address applicable to any Transferee, and the Company shall deliver all Net Shares deliverable to such Transferee and all required documentation relating thereto, including periodic account statements for the Deferral Account of the Transferee during the Deferral Period, to such address.
     14. Delaware Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, other than conflict of laws provisions.
     15. Successors and Assigns.
     This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon the assigns, heirs, executors and administrators of Executive, but shall inure to the benefit of such assigns, heirs, executors and administrators only as provided in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have, personally or by a duly authorized representative, executed this Agreement as of the date first above written.

NORTH FORK BANCORPORATION, INC.	“EXECUTIVE”

By:

Title:	Address:

Designation of Beneficiary (Optional)

(Name of Beneficiary)

(Relationship to Executive)

(Street Address)

(City, State, Zip Code)

(Social Security Number)

NORTH FORK BANCORPORATION, INC.
Notice of Deferred Delivery Exercise of Options
Name of Optionee:
Date of Notice:
Total Number of Shares Subject to Option Exercise:
Aggregate Exercise Price for Shares:
Earliest Date of Option Exercise:
Minimum NFB Stock Price on Exercise Date (Optional):
     1. Advance Notice of Exercise. The undersigned (“Optionee”), being a holder of one or more options to acquire shares of the common stock par value $.01 per share (“Common Stock”), of North Fork Bancorporation, Inc. (the “Company”), hereby gives notice to the Company, as of the date set forth above opposite the heading “Date of Notice,” of Optionee’s election to exercise those certain options held by Optionee as listed on Exhibit A hereto (the “Options”) with respect to that number of shares of Common Stock as listed on said Exhibit A (the “Exercise Shares”), which total number of Exercise Shares is also listed above opposite the heading “Total Number of Shares Subject to Option Exercise.” Such exercise will be a so-called “deferred delivery exercise,” and will be subject to the terms and conditions set forth in the agreement or agreements relating to the Options (the “Option Agreements”), this Notice, and the written agreement to be entered into between Optionee and the Company as of the date of exercise relating to the deferred delivery of certain of the Exercise Shares (the “Deferred Delivery Agreement”).
     2. Date of Exercise. The date of exercise of the Options (the “Exercise Date”) will be (i) the date set forth above opposite the heading “Earliest Date of Option Exercise” (which date may not be less than ninety (90) days after the Date of Notice set forth above), or (ii) in the event that Optionee has listed a minimum stock price above opposite the heading “Minimum NFB Stock Price on the Exercise Date,” the first date on or after the Earliest Date of Option Exercise, as thus identified, on which the Company Stock Price (as defined below) equals or exceeds such minimum stock price; provided, however, that, if on the date determined under either (i) or (ii), above, whichever is applicable, all conditions to exercise of any of the Options as established in the Option Agreement therefor shall not have been met, the Date of Exercise with respect to such Option will be the first subsequent date on which all such conditions have been met. For purposes of this Notice, the “Company Stock Price” as of any day shall be the last sale price for the Common Stock on the New York Stock Exchange for the last trading day preceding such day, as reported in The Wall Street Journal.
     3. Payment of the Exercise Price.
     (a) Optionee acknowledges and understands that the provisions of the Option Agreements relating to “deferred delivery exercises” of Options require that the total exercise price for the Exercise Shares (the “Aggregate Exercise Price,” which amount is set forth above opposite the heading “Aggregate Exercise Price for Shares”) must be paid by Optionee by the latter’s surrender to the Company on or before the Exercise Date of a number of shares of Common Stock owned by Optionee having a market value on the Exercise Date, based on the Company Stock Price for such date, equal to the Aggregate

Exercise Price. Optionee further acknowledges and understands that the shares of Common Stock thus surrendered by Optionee in payment of the Aggregate Exercise Price (the “Payment Shares”) must be acceptable to the Stock and Compensation Committee of the Company’s Board of Directors (the “Committee”), which may reject any such shares for any valid concern of the Company, including legal and accounting considerations. Optionee also acknowledges and understands that any shares of Common Stock surrendered by Optionee to the Company in payment of the Aggregate Exercise Price may, with the consent of the Committee, be deemed surrendered even though not actually surrendered by Optionee (any such payment, a “Deemed Payment”), provided that in any such case Optionee furnishes to the Company a written statement affirming ownership of such shares, and that the Committee has approved such a Deemed Payment as payment of the Aggregate Exercise Price. By executing and delivering this Notice, Optionee hereby advises the Company that payment by Optionee of the Aggregate Exercise Price of the Options on the Exercise Date will be a Deemed Payment, that is, Optionee will be deemed to have surrendered to the Company on the Exercise Date a number of shares of Common Stock then owned by Optionee (and acceptable to the Company) having a market value on such date, based on the Company Stock Price on such date, equal to the Aggregate Exercise Price of the Exercise Shares. Because the Company Stock Price changes daily, the number of Payment Shares thus deemed surrendered by Optionee on the Exercise Date will not be finally determinable until the Exercise Date.
     (b) As is required under the Option Agreements in connection with any Deemed Payment of the Aggregate Exercise Price, Optionee will deliver to the Company on the Exercise Date a written statement executed by Optionee, substantially in the form of the Written Statement attached hereto as Exhibit B, affirming that Optionee owns on such date, free and clear of any liens, encumbrances or other restrictions, a number of shares of Common Stock having a market value on such date equal to the Aggregate Exercise Price and meeting such other requirements and conditions as are set forth in the form of Written Statement attached hereto.
     (c) Optionee acknowledges, understands and agrees that, as a result of the Deemed Payment by Optionee of the Exercise Price on the Exercise Date, the Company will deduct from the number of Exercise Shares ultimately deliverable to Optionee a number of shares equal to the number of Payment Shares.
     (d) Optionee acknowledges, understands and agrees that, to the extent that exercise of the Options on the Exercise Date may obligate the Company to pay on behalf of Optionee on the Exercise Date any taxes or other amounts to any taxing or other governmental authorities, including without limitation any FICA payments then payable (collectively, “Exercise Taxes”), the Company will pay the amount of any such Exercise Taxes and will deduct from the number of Exercise Shares ultimately deliverable to Optionee, in addition to the number of shares deductible therefrom under the preceding subparagraph (c), a number of shares having a market value on the Exercise Date, based on the Company Stock Price on such date, equal to the amount of such Exercise Taxes.
     (e) Optionee acknowledges, understands and agrees that the number of Exercise Shares as to which the Options are being exercised on the Exercise Date, after the deduction therefrom of such numbers of shares as may be required under subparagraphs 3(c) and 3(d), above (such remaining number of Exercise Shares, the “Net Exercise Shares”), shall not be deliverable to Optionee on the Exercise Date, but shall only be deliverable to Optionee, or to the designees, beneficiaries or representatives of Optionee (collectively, “Optionee’s Successors”), on such later date or dates as may be specified by Optionee pursuant to Section 4, below, and that the ultimate delivery of such Net Exercise Shares to Optionee or Optionee’s Successors on such later date or dates shall be subject to the terms and conditions set forth in the Deferred Delivery Agreement to be entered into between Optionee and the Company on the Exercise Date.
     4. Deferred Delivery Dates.
     (a) Optionee hereby specifies, as the date or dates on which Net Exercise Shares will be deliverable to Optionee or Optionee’s Successors following the Exercise Date, the date or dates identified or determinable under the formula or formulas set forth in Exhibit C attached hereto (the “Deferred Delivery Date(s)”), which specification may not be revised by Optionee prior to the Exercise Date.
     (b) The Deferred Delivery Date(s) identified or determinable under the formula or formulas specified in Exhibit C hereto shall also be identified or specified as such in the Deferred Delivery Agreement to he entered into between Optionee and the Company on the Exercise Date.
     (c) Notwithstanding anything herein or in the Deferred Delivery Agreement to the contrary, prior to the delivery to Optionee or Optionee’s Successors of Net Exercise Shares, neither Optionee nor any of Optionee’s Successors shall be treated as the owner of such Net Exercise Shares or as having any rights as a stockholder with respect thereto.
     5. Dividend Equivalent Payments.
     (a) Optionee acknowledges and understands that the Company has determined that Optionee will be entitled to receive from the Company, commencing as of the Exercise Date and continuing until the Delivery Date(s) for the Net Exercise Shares (the “Deferral Period’), certain compensatory payments from the Company based upon the number of Net Exercise Shares ultimately distributable to Optionee and the amount of any cash dividends or other distributions of cash or property as may be declared and paid from time to time by the Company with respect to its outstanding shares of Common Stock during the Deferral Period (“Dividend Equivalent Payments”).
     (b) Optionee acknowledges and understands that all Dividend Equivalent Payments shall be paid in accordance with the provisions and subject to the terms and conditions of the Deferred Delivery Agreement to be entered into between Optionee and the Company on the Exercise Date.
     (c) To the extent Optionee may become entitled to receive Dividend Equivalent Payments during the Deferred Period, Optionee hereby elects to receive such Dividend Equivalent Payments in the form and subject to the terms and conditions set forth in Exhibit D attached hereto, which election may not be revised and rescinded by Optionee prior to the Exercise Date.
     6. Revocability/Termination. Optionee may revoke this Notice, in Optionee’s sole discretion, at any time prior to the Exercise Date. If prior to the Exercise Date, any of the Options to which this Notice relates is terminated or ceases to be exercisable, pursuant to the terms thereof or the plan or agreement under which the Option was issued, such Option shall not be exercised on the Exercise Date and this Notice shall automatically terminate. If Optionee dies prior to the Exercise Date, this Notice shall terminate and the subsequent exercisability of any of the Options to which this Notice relates will be subject to and governed by the terms and conditions of the Option Agreement relating to such Option, including any designation of beneficiary or beneficiaries set forth therein, as though this Notice had never been given by Optionee.
     7. Limitations on Transfer of Options. Optionee acknowledges, understands and agrees that, after the date of this Notice and prior to the Exercise Date, no Option to which this Notice relates and no interest in any such Option may be transferred by Optionee to any other party or parties, regardless of any provisions to the contrary in the Option Agreement relating to the Option, provided that, if this Notice should be revoked by Optionee or should otherwise terminate prior to the Exercise Date, any such provisions in any Option Agreement regarding transferability of the Option shall once again have full force and effect, as though this Notice had never been given by Optionee.
     8. Option Agreement. Except as expressly provided herein, to the extent that the terms and conditions set forth in this Notice may conflict with the terms and conditions set forth in any of the Option Agreements, the latter shall prevail.
     9. Delaware law. This Notice shall be governed by and construed in accordance with the laws of the State of Delaware, other than conflict of laws provisions.

“OPTIONEE”

[NAME]

Exhibit C
Notice of Deferred Delivery Exercise of Options
Options To Be Exercised
     This Exhibit A is being given ___ (“Optionee”) pursuant to Section 1 of the Notice of Deferred Delivery Exercise of Options dated ___ (the “Notice”).

Options to be		Number of
Exercised (listed		Shares Subject to	Exercise Price Per	Total Option
by option no.)	Date of Grant	Exercise	Share	Exercise Price

	Total No. of		Aggregate Exercise
	Shares Subject to		Price for All
	Option Exercise		Option Shares

Exhibit B
Notice of Deferred Delivery Exercise of Options
Statement Affirming Ownership of Payment Shares
     This Exhibit B is being given by ___ (“Optionee”) pursuant to Section 3(b) of the Notice of Deferred Delivery Exercise of Options dated ___(the “Notice”). All capitalized terms used herein that are not defined herein shall have the meanings given such terms in the Notice.
     Optionee hereby affirms and attests that:
1.	Optionee owns as of the Exercise Date a number of shares of Common Stock having a market value on such date equal to the Aggregate Exercise Price (such number of shares, defined in the Notice as the “Payment Shares”).

2.	The Payment Shares are now owned and for the preceding six (6) months have been owned, solely by Optionee, free and clear of any liens, encumbrances or other restrictions, on a fully vested, non-forfeitable basis, and no such shares are now held, or during such period have been held, in or subject to any tax-favored account plan or arrangement, including any individual retirement account, qualified or non-qualified retirement plan, 401-k plan, or similar arrangement.

3.	Optionee has the authority, without any consent or other approval from any person or entity, to submit the Payment Shares as payment for the Option.

4.	During the six months prior to the Date of Exercise, none of the Payment Shares has been used by Optionee in connection with any stock-for-stock exercise of any other stock option, as payment of all or part of the purchase price thereof, whether such payment would have involved actual or deemed surrender of such shares.
     IN WITNESS WHEREOF, the undersigned executes this statement this ___ day of ___, ___.

“OPTIONEE”

Date:

Exhibit C
Notice of Deferred Delivery Exercise of Options
Designation of Deferred Delivery Dates
     This Exhibit C is being given by ___ (“Optionee”) pursuant to Section 4 of the Notice of Deferred Delivery Exercise of Options dated ___(the “Notice”). All capitalized terms used herein that are not defined herein shall have the meanings given such terms in the Notice.
     Under Section 4, Optionee is entitled to specify the date or dates following the Exercise Date on which the Net Exercise Shares are to be delivered by the Company to Optionee or Optionee’s Successors (the “Delivery Date(s)”), subject to certain limitations on such Delivery Date(s) as may be established from time to time by the Committee.
     Unless Optionee shall have elected to designate one or more alternative Deferred Delivery Dates, by checking the box opposite Paragraph B below and specifying in said Paragraph B such alternative Deferred Delivery Date(s), Optionee shall be deemed to have designated, and hereby designates, as the Deferred Delivery Date for all Net Exercise Shares deliverable to Optionee by the Company (subject to any deductions therefrom at the time of delivery in accordance with and subject to the terms and conditions of the Deferred Delivery Agreement to be entered into between Optionee and the Company on the Exercise Date) the standard Deferred Delivery Date specified in Paragraph A below.
☐  Paragraph A: Standard Deferred Delivery Date.
     1. The Deferred Delivery Date for all Net Exercise Shares shall be the earliest to occur of the following:
     (a) The date of Optionee’s death or Disability, as such term is defined below;
     (b) The date of any Change in Control of the Company, as such term is defined below; or
     (c) The first business day following the date of Optionee’s Retirement, as such term is defined below, provided, however, that, if the Board of Directors of the Company (the “Board”) or the Committee determines, in the exercise of its reasonable judgment, that delivery to Optionee or Optionee’s Successors of the Net Exercise Shares on the day specified in the first clause of this subparagraph 1(c) will result in recognition by the Company of some amount of compensation expense as of such date some or all of which likely will be non-deductible to the Company for federal income tax purposes for the taxable year of the Company in which such date falls, as a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision of federal income tax law then in effect (any such determination, a “Section 162(m) Non-Deductibility Determination”), then the Deferred Delivery Date under this subparagraph 1(c) shall be automatically postponed until February 15 of the first subsequent calendar year in which delivery of the Net Exercise Shares does not give rise to a Section 162(m) Non-Deductibility Determination on the part of the Board or the Committee.

Exhibit C
Notice of Deferred Delivery Exercise of Options
     2. For purposes of this Paragraph A:
         (a) “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code, or any successor provision of federal income tax law then in effect, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice;
         (b) “Change in Control of the Company” shall have the meaning set forth in Appendix 1 this Exhibit C; and
         (c) “Retirement” shall mean (i) Optionee’s having attained that age established as the normal retirement age under the principal retirement plan of the Company in effect at such time (the “Retirement Plan”), or (ii) the “early retirement” of Optionee as an Employee of the Company under the Retirement Plan prior to attaining normal retirement age with the approval of the Board or the Committee, which approval for early retirement required under this subparagraph 2(c) may be withheld for any reason or no reason (other than unlawful discrimination) and shall be required in order for such early retirement to constitute Optionee’s Retirement hereunder even if such approval is not required for early retirement under the Retirement Plan. For purposes of the preceding sentence, “Employee” shall mean any full- or part-time employee of the Company or its subsidiaries who is eligible to participate, or with the passage of time will be eligible to participate, in the Company’s Retirement Plan (as defined in the preceding sentence).
☐   Paragraph B: Alternative Deferred Delivery Date(s).
     As an alternative to the Standard Deferred Delivery Date set forth in Paragraph A above, Optionee hereby specifies the following as the Deferred Delivery Date(s) for the Net Exercise Shares deliverable to Optionee after the Exercise Date, provided that such alternative date or dates are consistent with the limitations on deferred delivery dates as currently established by the Committee and that any delivery on any such date that may give rise to a Section 162(m) Non-Deductibility Determination by the Board or the Committee shall be automatically postponed until February 15 of the first subsequent calendar year in which delivery shall not give rise to a Section 162(m) Non-Deductibility Determination, which subsequent February 15 shall become the Deferred Delivery Date for such delivery.
     (Complete either (a) or (b) as appropriate.)
     (a) Single Date for Distribution of all Net Exercise Shares (specified date or formula for determining date):
     (b) Multiple Dates for Distribution of Net Exercise Shares (specified dates or formula for determining dates, including specification of the number or percentage of Net Exercise Shares to be distributed on each such date):

Exhibit C
Notice of Deferred Delivery Exercise of Options
     The Deferred Delivery Date(s) designated in this Exhibit C shall also be included in the Deferred Delivery Agreement to be entered into between Optionee and the Company on the Exercise Date.

Appendix 1 to Exhibit C
Notice of Deferred Delivery Exercise of Options
Definition of Change in Control
     (a) A “Change in Control of the Company,” for purposes of defining a potential Deferred Delivery Date under the Notice of Deferred Delivery Exercise of Option attached hereto (the “Notice”), shall be deemed to have occurred as of the first date that any of the following occurs (capitalized terms used below and not previously defined shall have the meanings given such terms in Section (b), below):
     (i) any Person becomes the Beneficial Owner, as the result of any one or more Transactions, of securities of the Company possessing twenty-five percent (25%) or more of the Voting Power of the Company;
     (ii) Approved Directors constitute less than a majority of the entire Board; or
     (iii) The Company has entered into a binding agreement in a Sale of the Company, has received all required corporate, regulatory and other approvals for consummating such Sale of the Company, and the consummation thereof is expected by the Company to occur within fifteen (15) days.
     (b) For purposes of this Appendix 1:
     (i) “Approved Directors” shall mean the members of the Board as of the Date of Notice and any individuals who subsequently become members of the Board (A) having been elected by stockholders after being nominated or approved by a majority of the Approved Directors on the Board prior to such election, or (B) having been appointed to the Board to fill a vacancy with the approval of a majority of Approved Directors on the Board prior to such appointment.
     (ii) A “Beneficial Owner” of securities shall be determined as provided in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
     (iii) “Person” shall mean any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persona acting in concert (other than any of the foregoing that is controlled by or under common control with the Company).
     (iv) “Sale of the Company” shall mean:
     (A) any consolidation, merger or stock-for-stock-exchange involving the Company or the securities of the Company in which the holders of voting securities of the Company immediately prior to the consummation of such transaction will own, as a group, immediately after such consummation
     (1) if the transaction does not affect the outstanding voting securities of the Company immediately prior thereto, voting securities of the Company having less than fifty percent (50%) of the Voting Power of the Company, or

Exhibit C
Notice of Deferred Delivery Exercise of Options
     (2) if the transaction does affect the outstanding voting securities of the Company immediately prior thereto, by virtue of the exchange or conversion of such securities into some other consideration or the issuance of additional securities with respect to such securities, voting securities of the Surviving Corporation having less than fifty percent (50%) of the Voting Power of the Surviving Corporation,
excluding, in the case of subparagraph (b)(iv)(A)(2), above, any securities of the Surviving Corporation owned by any members of such group prior to such transaction and, in the case of subparagraphs (b)(iv)(A)(1) and (b)(iv)(A)(2), above, any securities to be received in such transaction by any members of such group which represent disproportionate percentage increases in their share holdings vis-a-vis the other members of such group; or
     (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), of all, or substantially all, of the assets of the Company to a party which is not controlled by or under common control with the Company prior to such transaction or series of transactions.
     (v) “Surviving Corporation” as used in subparagraph (b)(iv)(A)(2), above, shall mean the corporation or other entity that issues securities and/or other consideration to the holders of voting securities of the Company in any transaction described in such subparagraph (b)(iv)(A)(2), or, if such issuing corporation or entity is controlled directly or indirectly by another corporation or entity, the ultimate controlling corporation or entity of such issuing corporation or entity.
     (vi) “Transaction” as used in subsection (a)(i), above, shall mean any acquisition or purchase of securities, including any repurchase of securities by the Company, but excluding any transaction constituting a Sale of the Company as defined in subsection (b)(iv), above.
     (vii) “Voting Power” of a corporation or entity at a given time shall mean the total number of votes entitled to be cast generally in an election of directors of such corporation or entity at such time by all holders of outstanding equity securities of such corporation or entity.
     (c) All capitalized terms used in this Appendix 1 that are not defined herein shall have the meanings given such terms in the Notice.

Election with Respect to Dividend Equivalent Payments
     This Exhibit D is being given by ___ (“Optionee pursuant to Section 5 of the Notice of Deferred Delivery Exercise of Options dated ___ (the “Notice”). All capitalized terms used herein that are not defined herein shall have the meanings given such terms in the Notice.
     Under Section 5, Optionee is entitled to designate the form in which any Dividend Equivalent Payments receivable by Optionee during the Deferral Period shall be received, subject to the limitations on such payments as may be established from time to time by the Committee.
     Optionee hereby elects that such Dividend Equivalent Payments receivable by Optionee during the Deferral Period shall be paid to Optionee in the following forms:
     (Check one or more of the following four choices. If more than one box is checked, indicate on the adjacent line the percentage of each Dividend Equivalent Payment (“DEP’”) to be received in the form of such choice, with such percentages for all boxes checked to total 100%.)
     ☐ Choice No. 1: Cash, Distributed Currently. DEP dollar amounts to be distributed to Optionee currently, by check made payable to Optionee.
     ☐ Choice No. 2: Cash, Distributed on a Deferred Basis. DEP dollar amounts to be deferred, and distributed to Optionee or Optionee’s Successors at such time or times as the Net Exercise Shares may be distributed (and in the case of multiple Deferred Delivery Dates, in proportions equal to the proportionate amounts of Net Exercise Shares then distributable), with such deferred amounts to accrue interest during the Deferral Period as specified in the Deferred Delivery Agreement.
     ☐ Choice No. 3: Shares of Company Common Stock, Distributed Currently. DEP amounts to be distributed to Optionee currently in the form of shares of the Company’s Common Stock, with the number of such shares to be determined based on the Company Stock Price on the date of each DEP and fractional shares to be distributed currently in the form of cash, based on such Company Stock Price.
     ☐ Choice No. 4: Shares of Company Common Stock, Distributed on a Deferred Basis. DEP amounts to be converted into a right to receive shares of the Company’s Common Stock on a deferred basis, with (i) the number of such shares (to four decimal places, rounded downward) to be determined based on the Company Stock Price on the date of each DEP, (ii) the date or dates of the ultimate distribution of such shares to be the Deferred Delivery Date(s) as established by Optionee with respect to the Net Exercise Shares, and (iii) such shares otherwise to be treated during the Deferral Period in the same manner and with the same rights as apply to the Net Exercise Shares during such period (including the right to receive subsequent DEPs with respect thereto).
  36